Exhibit (c)(7)

       PRELIMINARY & CONFIDENTIAL  March 10, 2019  Special Committee Update Materials

 PRELIMINARY & CONFIDENTIAL      Updated Management Forecast Overview  Management has stated potential impact of DC Solar already factored into FY19 guidance rangeManagement has stated FY19 budget and guidance range, as well as FY20+ Management Plan, assumes the status quoand that Congress does not extend expired motorsports tax provision  2  What’s Changed  What Hasn’t Changed  FY19 Forecast (based on actuals through end of January and preliminary February results)  FY19 Budget and GuidanceFY20+ Management PlanDC Solar Assumptions (1)Tax Extender Assumptions (2)Sanction Agreements AssumptionsBroadcast Agreements Assumptions

 PRELIMINARY & CONFIDENTIAL    Q1’19 Comparison  Source: Management Quarterly Forecast as of 2/25/2019Based on Wells Fargo as of 1/25/2019From ISCA 1Q’18 10Q; Adjustments from GAAP figures include the following (in 000s): $105 related to ISM Raceway Project  (other operating), $828 associated with capitalized interest (other operating), $1,116 associated with losses on retirements,$853 of accelerated depreciation, and associated adjustment for income taxes  3  $000s, except per share            Q1 - Budget  Q1 - Forecast  Q1 - Street (1)  Q1 - 2018A (2)  Admissions  $30,199  $29,317  $28,117  $30,562  Motorsports and other event related  108,892  106,588  110,017  105,786  Food, beverage and merchandise  9,756  9,319  7,553  7,950  Other income  4,903  5,205  5,264  4,577  Total Revenue  $153,750  $150,429  $150,951  $148,875  NEM Fees  30,898  30,905  30,394  29,865  Motorsports and other event related  26,761  26,189  26,445  26,035  Food, beverage and merchandise  6,916  6,759  5,351  5,629  Other operating  1,244  1,855  2,501  1,932  Direct Expenses  65,819  65,708  64,691  63,461  G&A  27,113  26,719  26,070  25,742  D&A  28,211  28,181  27,094  25,886  Loss on Retirements  –  1  –  46  Total Expenses  $121,143  $120,609  $117,855  $115,135            Operating Income  $32,607  $29,820  $33,096  $33,740  Interest income Interest expense  728(3,738)  1,164(3,721)  (3,366)  521(2,885)  Other  –  17  –  15  Income from equity investments  5,421  5,529  5,234  4,308  Income before taxes  $35,018  $32,809  $34,964  $35,699  Income taxes  8,670  8,137  8,916  9,332  Net Income  $26,348  $24,672  $26,048  $26,367            EPS  $0.61  $0.57  $0.60  $0.60            Adj. EBITDA  $66,968  $64,152  $66,920  $65,750  Cash Distributions  6,150  6,150  NA  5,250

 PRELIMINARY & CONFIDENTIAL      FY 2019 Comparison  Based on Management’s Consolidated Financial Statements dated 1/31/2019; Adjusted EBITDA per Management Quarterly Forecast as of 2/25/2019Based on Wells Fargo as of 1/25/2019  Based on Management Guidance during 4Q’18 Earnings CallBased on GS “Sources and Uses” analysis received 2/21/2019  4  $000s, except per share  Budget (1)  Forecast (1)  Street (2)  2018A  Guidance (3)            Low  High  Total Revenue  $705,900  $698,299  $699,451  $675,036  $685,000  $705,000  Admissions  112,305  109,798  108,797  109,602      Motorsports Related Income  525,391  521,424  530,365  508,505      TV & Ancillary Rights  363,998  363,998  NA  350,822      Sponsorship & Advertising  76,937  74,054  NA  73,010      Suites & Hospitality  39,244  38,139  NA  38,709      Other MSR  45,212  45,233  NA  45,964      FB&M  46,329  45,476  35,840  35,669      Other Income  21,875  21,601  24,449  21,260      Adj. EBITDA  251,084  243,878  243,000  231,374  230,000  250,000                LTM Adj. EBITDA (as of Q2'19)  237,538  231,952  237,037  NA                    Diluted EPS  2.17  2.05  1.99  1.85  1.85  2.15  GS assumed LTM EBITDA (as of 6/30/2019): $246MM (4)

 PRELIMINARY & CONFIDENTIAL        $000s, except per share  Annual (1)  Without Revenue Without Expense  Without Revenue With Expense          DC Solar Revenues $11,050  –  –  DC Solar Expenses 7,687  –  7,687  Pre-Tax Income 3,363  –  (7,687)  Tax Impact (@ 24.80%) (2) 834  –  (1,906)  Net Income 2,529  –  (5,781)  EPS (2) $0.06  –  ($0.13)  EPS Δ (3) –  ($0.06)  ($0.19)      DC Solar SummaryDC Solar annual contract: $11.050MM revenue, $7.687MM expense  DC Solar revenue and expense estimates per ISC Memo on DC Solar (2/5/2019); Analysis shown is simplified for illustrative purposesAssumed tax rate and shares outstanding are FY2019 figures from Management Quarterly Forecast as of 2/25/2019EPS delta in relation to estimated annual earnings  5

     PRELIMINARY & CONFIDENTIAL      Tax Extender Summary   Source: ISC Management estimates provided by email on 3/8/19 and estimated in XLS “Extenders – 7year life illustrative impact” Subject to amount of annual capital expenditures and IRS determination on motorsport asset definitionEPS impact for 2018A calculated using 2018 actual share count per 2018 10K; Annual EPS impact calculated using 2019E  share count per Management Quarterly Forecast as of 2/25/2019  6    Potential $10-$15MM return of 2018 tax payments, $5-$10MM tax decrease in 2019+Management Budget, Forecast, and Guidance assumes expired motorsports tax provisions are not retroactively extended effective 1/1/2018Extension of the motorsports tax treatment could potentially increase EPS. Below isthe illustrative impact based on management estimates$MM    Tax Decrease  EPS Δ (2)   2018A Annual (2019) (1)Low High Low High$15.0 $20.0 $5.0 $10.00.35 0.46 0.12 0.23

 PRELIMINARY & CONFIDENTIAL      Update on 2019 Admissions & AttendanceH1 Cup Series and quarterly totals with Q1 finals and Q2-Q4 sales to date  Note: SDO is “Same Days Out”Source: Business Insights Executive Sales Report (2/19/19), p.1. Revenue figures exclude sales tax and other adjustments.Source: Business Insights Executive Sales Report (3/8/19), pp. 2-8. Revenue figures exclude sales tax and other adjustments.  7  Q1 Final (1)  Gate Admissions (Revenue)        Sold Tickets (Attendance)        Avg. Ticket Price          2019 Budget  2019 Actual  2018 Actual  % Δ  2019 Budget  2019 Actual  2018 Actual  % Δ  2019 Budget  2019 Actual  2018 Actual  % Δ  DIS Daytona 500  $19,670,000  $18,958,229  $19,645,197  (3.6%)  98,700  98,546  98,930  (0.4%)  $199.29  $192.38  $198.58  (3.2%)  Total Q1 All Events  $29,556,328  $28,077,124  $29,363,902  (4.6%)  221,446  212,692  217,920  (2.5%)  $133.47  $132.01  $134.75  (2.1%)                            Q2 - Q4 2019 Sales to Date (2)  Gate Admissions (Revenue)        Sold Tickets (Attendance)        Avg. Ticket Price          2019 Budget  2019 Current  2018 SDO  % Δ  2019 Budget  2019 Current  2018 SDO  % Δ  2019 Budget  2019 Current  2018 SDO  % Δ  ISM TicketGuardian 500  $3,817,355  $2,259,853  $2,099,543  7.1%  41,323  27,177  31,154  (14.6%)  $92.38  $83.15  $67.39  19.0%  ACS Auto Club 400  3,862,038  2,891,303  3,136,928  (8.5%)  54,892  40,332  43,930  (8.9%)  $70.36  $71.69  $71.41  0.4%  TSS Geico 500  4,460,450  2,642,140  2,742,011  (3.8%)  53,750  30,675  31,756  (3.5%)  $82.99  $86.13  $86.35  (0.3%)  KSC Kansas 400  3,737,367  1,711,511  2,209,540  (29.1%)  40,491  17,876  22,937  (28.3%)  $92.30  $95.74  $96.33  (0.6%)  Total Q2 All Events  $23,851,846  $14,076,265  $15,441,056  (9.7%)  363,069  215,352  245,116  (13.8%)  $65.70  $65.36  $62.99  3.6%                            Total Q3 All Events  $20,339,731  $9,285,960  $9,560,303  (3.0%)  291,535  130,798  133,059  (1.7%)  $69.77  $70.99  $71.85  (1.2%)                            Total Q4 All Events  $29,971,166  $6,475,595  $7,107,965  (9.8%)  442,623  89,029  96,090  (7.9%)  $67.71  $72.74  $73.97  (1.7%)                            Total FY19 All Events  $103,604,071  $57,817,418  $61,372,076  (6.1%)  1,313,673  644,031  688,138  (6.8%)  $78.87  $89.77  $89.19  0.6%

 PRELIMINARY & CONFIDENTIAL      Update on 2019 Sponsorship/Advertising & Hospitality Sales  Source: Weekly Revenue Dashboard (3/6/19), p.8. Other includes the following revenue categories: Additional Benefits; Admissions; Americrown; Chalets; Credentials; Credit; Fan; Non-Event Facility Rentals; Publications; Reimbursed Expense; Small Group; High-end (Premium Club);  Campground/Specialty Vehicle; Motorcoach/RV Hospitality; Web Multimedia; Large Screen Video; ISM Vision; One Daytona  8                                    2019 AdjustedBudget  2019 EstimatedFinal  2019 EF to 2019Budget ($)  2019 EF to 2019Budget (%)  2018 Actual  2019 EF v 2018A ($) 2019 EF v 2018A (%)  Sponsorship and Advertising              Display  $10,745,655  $9,813,834  ($931,821)  (8.7%)  $10,631,668  ($817,834) (7.7%)  Signage  2,778,508  2,531,106  (247,402)  (8.9%)  2,417,267  113,839 4.7%  Sponsorship  52,647,929  51,565,117  (1,082,812)  (2.1%)  47,056,103  4,509,014 9.6%  Subtotal  $66,172,092  $63,910,057  ($2,262,035)  (3.4%)  $60,105,038  $3,805,019 6.3%  Hospitality              Executive Suites  $232,009  $279,894  $47,885  20.6%  $210,243  $69,651 33.1%  Suites  26,058,618  24,375,952  (1,682,666)  (6.5%)  25,423,502  (1,047,550) (4.1%)  Subtotal  $26,290,627  $24,655,846  ($1,634,781)  (6.2%)  $25,633,745  ($977,899) (3.8%)  All Other              Subtotal  $30,047,388  $32,118,155  $2,070,767  6.9%  $33,235,186  ($1,117,031) (3.4%)  Grand Total  $122,510,107  $120,684,058  ($1,826,049)  (1.5%)  $118,973,969  $1,710,089 1.4%

 PRELIMINARY & CONFIDENTIAL      9  Pro Forma Leverage | BZF Does Not Roll Equity  Assumes BZF shares of 3,488,550, as provided by GS  Note: Assumes pro forma EBITDA of $310MM as of transaction close (6/30/19) with $78MM for Nova and $232MM for Ignite; Assumes $65MM in fees and expenses; Assumes Ignite cash of $284MM; Assumes total FDSO of 43,796,600 (includes restricted stock and options per TSM)  Sources & Uses Assuming $43.50 Purchase Price   Sources     Equity Rolled  $652  Nova Cash on BS  22  Ignite Cash on BS  284  Minority Investment  –  New Debt  1,491  Total Sources  $2,449   Uses     Purchase Equity  $1,905  Paydown Ignite Debt  265  Paydown Nova Debt  114  Fees and Expenses  65  Minimum Cash  100  Total Uses  $2,449  Purchase Price  Implied Leverage  Purchase Price  Equity Rolled  Purchase Non-FamilyStockholder Equity  New Debt  $42.00  4.7x  $1,839  $629  $1,210  $1,448  $43.00  4.8x  1,883  644  1,239  1,477  $43.50  4.8x  1,905  652  1,253  1,491  $44.00  4.9x  1,927  659  1,268  1,506  $45.00  5.0x  1,971  674  1,297  1,535  $46.00  5.0x  2,015  689  1,325  1,563  $47.00  5.1x  2,058  704  1,354  1,592  $48.00  5.2x  2,102  719  1,383  1,621  $49.00  5.3x  2,146  734  1,412  1,650  $50.00  5.4x  2,190  749  1,441  1,679  $51.00  5.5x  2,234  764  1,469  1,708  $52.00  5.6x  2,278  779  1,498  1,736  $MM except share price

     PRELIMINARY & CONFIDENTIAL      10  Pro Forma Leverage | BZF Does Not Roll Equity  Assumes BZF shares of 801,534, as calculated from BZF Form 4 (July 2, 2018) (1)  Sources & Uses Assuming $43.50 Purchase Price    Equity Rolled Nova Cash on BS Ignite Cash on BSMinority Investment New Debt  $76922284– 1,375  Total Sources  $2,449                                                            Purchase Equity Paydown Ignite Debt Paydown Nova Debt Fees and Expenses Minimum Cash  $1,90526511465100  Total Uses  $2,449                            Purchase Price  Implied Leverage  Purchase Price  Equity Rolled  Purchase Non-Family  New Debt                              Stockholder Equity    $42.00  4.3x  $1,839  $742  $1,097  $1,335  $43.00  4.4x  1,883  760  1,123  1,361  $43.50  4.4x  1,905  769  1,136  1,375  $44.00  4.5x  1,927  778  1,149  1,388  $45.00  4.6x  1,971  795  1,176  1,414  $46.00  4.6x  2,015  813  1,202  1,440  $47.00  4.7x  2,058  831  1,228  1,466  $48.00  4.8x  2,102  848  1,254  1,492  $49.00  4.9x  2,146  866  1,280  1,518  $50.00  5.0x  2,190  884  1,306  1,544  $51.00  5.1x  2,234  901  1,332  1,571  $52.00  5.2x  2,278  919  1,359  1,597  $MM except share price Sources Uses       Note: Assumes pro forma EBITDA of $310MM as of transaction close (6/30/19) with $78MM for Nova and $232MM for Ignite; Assumes $65MM in fees and expenses; Assumes Ignite cash of $284MM; Assumes total FDSO of 43,796,600 (includes restricted stock and options per TSM)  (1) Includes only shares identified on Form 4 as held directly by BZF or by entities not allocated to the remainder of the France Family Group

 PRELIMINARY & CONFIDENTIAL      11  Pro Forma Leverage | BZF Does Not Roll Equity  Assumes BZF shares of 218,592, as calculated from BZF Form 4 (July 2, 2018) (1)  Sources & Uses Assuming $43.50 Purchase Price   Sources     Equity Rolled  $794  Nova Cash on BS  22  Ignite Cash on BS  284  Minority Investment  –  New Debt  1,349  Total Sources  $2,449   Uses     Purchase Equity  $1,905  Paydown Ignite Debt  265  Paydown Nova Debt  114  Fees and Expenses  65  Minimum Cash  100  Total Uses  $2,449  Purchase Price  Implied Leverage  Purchase Price  Equity Rolled  Purchase Non-FamilyStockholder Equity  New Debt  $42.00  4.2x  $1,839  $767  $1,073  $1,311  $43.00  4.3x  1,883  785  1,098  1,336  $43.50  4.4x  1,905  794  1,111  1,349  $44.00  4.4x  1,927  803  1,124  1,362  $45.00  4.5x  1,971  821  1,149  1,388  $46.00  4.6x  2,015  840  1,175  1,413  $47.00  4.6x  2,058  858  1,201  1,439  $48.00  4.7x  2,102  876  1,226  1,464  $49.00  4.8x  2,146  894  1,252  1,490  $50.00  4.9x  2,190  913  1,277  1,515  $51.00  5.0x  2,234  931  1,303  1,541  $52.00  5.1x  2,278  949  1,328  1,566  $MM except share price      Note: Assumes pro forma EBITDA of $310MM as of transaction close (6/30/19) with $78MM for Nova and $232MM for Ignite; Assumes $65MM in fees and expenses; Assumes Ignite cash of $284MM; Assumes total FDSO of 43,796,600 (includes restricted stock and options per TSM)  (1) Includes only shares identified on Form 4 as held directly by BZF